SCHEDULE 14A

(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12

Aspect Medical Systems, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐ Fee computed on table below per Exchange Act Rules l4a-6(i)(l) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
STOCK OWNERSHIP INFORMATION
ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
INFORMATION ABOUT EXECUTIVE COMPENSATION
COMPARISON OF CUMULATIVE TOTAL RETURN AMONG ASPECT MEDICAL SYSTEMS, INC., NASDAQ NATIONAL MARKET INDEX OF U.S. COMPANIES AND NASDAQ MEDICAL DEVICES INDEX
PROPOSAL TWO -- APPROVAL OF AMENDMENT TO THE 2001 STOCK INCENTIVE PLAN
PROPOSAL THREE -- APPROVAL OF THE ISSUANCE AND SALE OF SHARES OF OUR COMMON STOCK TO BOSTON SCIENTIFIC CORPORATION PURSUANT TO THE MARKETPLACE RULES OF THE NASDAQ STOCK MARKET
PROPOSAL FOUR -- RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
OTHER MATTERS
SOLICITATION OF PROXIES
REVOCATION OF PROXY
STOCKHOLDER PROPOSALS
APPENDIX A - AMENDED AND RESTATED AUDIT COMMITTEE CHARTER
APPENDIX B - AMENDMENT TO 2001 STOCK INCENTIVE PLAN
PROXY

ASPECT MEDICAL SYSTEMS, INC.

141 Needham Street
Newton, Massachusetts 02464

NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 25, 2004

To our stockholders:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Aspect Medical Systems, Inc. will be held on Tuesday, May 25, 2004 at 9:00 a.m., local time, at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109. At the meeting, stockholders will consider and vote on the following matters:

1.	The election of two (2) members to our board of directors to serve as Class I directors, each for a term of three years.

2.	The approval of an amendment to increase the number of shares of our common stock authorized for issuance under our 2001 Stock Incentive Plan from 2,000,000 shares to 4,000,000 shares.

3.	The approval of the issuance and sale of shares of our common stock to Boston Scientific Corporation pursuant to the Marketplace Rules of the Nasdaq Stock Market.

4.	The ratification of the selection by the Audit Committee of our board of directors of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2004.

      The stockholders will also act on any other business that may properly come before the annual meeting or any adjournment thereof.

      Stockholders of record at the close of business on April 12, 2004 are entitled to notice of, and to vote at, the annual meeting or any adjournment thereof. Your vote is important regardless of the number of shares you own. Our stock transfer books will remain open for the purchase and sale of our common stock.

      We hope that all stockholders will be able to attend the annual meeting in person. However, in order to ensure that a quorum is present at the meeting, please date, sign and promptly return the enclosed proxy card whether or not you expect to attend the annual meeting. A postage-prepaid envelope, addressed to EquiServe Trust Company, N.A., our transfer agent and registrar, has been enclosed for your convenience. If you attend the meeting, your proxy will, upon your written request, be returned to you and you may vote your shares in person.

      All stockholders are cordially invited to attend the meeting.

By Order of the Board of Directors,

J. NEAL ARMSTRONG
Secretary

Newton, Massachusetts

April 22, 2004

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE ANNUAL MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED WITHIN THE UNITED STATES.

ASPECT MEDICAL SYSTEMS, INC.

141 Needham Street
Newton, Massachusetts 02464

PROXY STATEMENT

for the 2004 Annual Meeting of Stockholders

to be held on May 25, 2004

      This proxy statement and the enclosed proxy card are being furnished in connection with the solicitation of proxies by the board of directors of Aspect Medical Systems, Inc. for use at the Annual Meeting of Stockholders to be held on Tuesday, May 25, 2004 at 9:00 a.m., local time, at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, and at any adjournment thereof.

      All proxies will be voted in accordance with the instructions contained in those proxies. If no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before it is exercised by signing another proxy with a later date, delivery of written revocation to our Secretary or by appearing at the meeting and voting in person.

      Our Annual Report to Stockholders for the fiscal year ended December 31, 2003 is being mailed to stockholders with the mailing of these proxy materials on or about April 22, 2004.

      A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2003 as filed with the Securities and Exchange Commission, except for exhibits, will be furnished without charge to any stockholder upon written or oral request to Susan Callahan, Investor Relations Department, Aspect Medical Systems, Inc., 141 Needham Street, Newton, Massachusetts 02464, telephone: (617) 559-7135.

Voting Securities and Votes Required

      Stockholders of record at the close of business on April 12, 2004 will be entitled to notice of, and to vote at, the annual meeting. On that date, 19,678,252 shares of our common stock were issued and outstanding. Each share of common stock entitles the holder to one vote with respect to all matters submitted to stockholders at the meeting. We have no other securities entitled to vote at the meeting.

      The representation in person or by proxy of at least a majority of the shares of common stock issued, outstanding and entitled to vote at the annual meeting is necessary to establish a quorum for the transaction of business. If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

      Directors are elected by a plurality of votes cast by stockholders entitled to vote at the meeting. To be approved, any other matters submitted to our stockholders, including the approval of the amendment to our 2001 Stock Incentive Plan, the approval of the issuance and sale of shares of our common stock to Boston Scientific Corporation, and the ratification of Ernst & Young LLP as our independent auditors, require the affirmative vote of the majority of shares present in person or represented by proxy at the annual meeting. The votes will be counted, tabulated and certified by a representative of EquiServe Trust Company, N.A., who will serve as the inspector of elections at the annual meeting.

      Shares which abstain from voting as to a particular matter, and shares held in “street name” by banks or brokerage firms who indicate on their proxy cards that they do not have discretionary authority to vote such shares as to a particular matter, which we refer to as “broker non-votes,” will not be considered as present and entitled to vote with respect to a particular matter. Accordingly, neither abstentions nor broker non-votes will have any effect upon the outcome of voting with respect to any matters voted on at the annual meeting, but will be counted for the purpose of determining whether a quorum exists.

      Stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder’s right to attend the meeting and vote in person. Any stockholder voting by proxy has the right to revoke the proxy at any time before the polls close at the annual meeting by giving our Secretary a duly executed proxy card bearing a later date than the proxy being revoked at any time before that proxy is voted, by giving our Secretary written notice that you want to revoke your proxy or by appearing at the meeting and voting in person. The shares represented by all properly executed proxies received in time for the meeting will be voted as specified in those proxies. If the shares you own are held in your name and you do not specify in the proxy card how your shares are to be voted, they will be voted in favor of:

•	the election as directors of those persons named in this proxy statement,

•	the amendment to our 2001 Stock Incentive Plan,

•	the issuance and sale of shares of common stock to Boston Scientific Corporation,

•	the ratification of Ernst & Young LLP as our independent auditors, and

•	any other items that may properly come before the meeting.

      If the shares you own are held in “street name,” the bank or brokerage firm, as the record holder of your shares, is required to vote your shares in accordance with your instructions. In order to vote your shares held in “street name,” you will need to follow the directions your bank or brokerage firm provides you. To be able to vote your shares held in “street name” at the meeting, you will need to obtain a proxy card from the holder of record.

Householding of Annual Meeting Materials

      Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and Annual Report to Stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you upon written or oral request to our Investor Relations Department, Aspect Medical Systems, Inc., 141 Needham Street, Newton, Massachusetts 02464, telephone: (617) 559-7000. If you want to receive separate copies of the proxy statement or Annual Report to Stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

STOCK OWNERSHIP INFORMATION

      The following table sets forth information regarding beneficial ownership of our common stock as of February 15, 2004 by:

•	each person or entity that we know beneficially owns more than 5% of the outstanding shares of our common stock,

•	each of our directors,

•	our chief executive officer and our four other most highly compensated executive officers on December 31, 2003, and

•	all of our directors and executive officers as a group.

      The number of shares of common stock beneficially owned by each person or entity is determined in accordance with the applicable rules of the Securities and Exchange Commission, or SEC, and includes voting or investment power with respect to shares of our common stock. The information is not necessarily indicative of beneficial ownership for any other purpose. Shares of our common stock issuable under stock options exercisable on or before April 15, 2004 are deemed beneficially owned for computing the percentage ownership of the person holding the options, but are not deemed outstanding for computing the percentage ownership of any other person. Unless otherwise indicated, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under community property laws. Unless otherwise indicated, the address of all directors and executive officers is c/o Aspect Medical Systems, Inc., 141 Needham Street, Newton, Massachusetts 02464. The inclusion of any shares deemed beneficially owned in this table does not constitute an admission of beneficial ownership of those shares.

	Number of Shares	Percentage of
Name and Address	Beneficially	Common Stock
of Beneficial Owner	Owned(1)	Beneficially Owned

5% Stockholders
Boston Scientific Corporation(2)	3,855,708	19.8%
One Boston Scientific Place Natick, Massachusetts 02462-1505
Federated Investors, Inc.(3)	3,178,145	16.4
Federated Investors Tower Pittsburgh, Pennsylvania 15222-3779
One Liberty Fund III, L.P.(4)	1,530,596	7.8
c/o Flagship Ventures
150 Cambridge Park Drive
Cambridge, Massachusetts 02140
Directors and Named Executive Officers
J. Neal Armstrong	379,420	1.9
Boudewijn L.P.M. Bollen	129,635	*
Nassib G. Chamoun(5)	705,313	3.5
J. Breckenridge Eagle(6)	386,947	2.0
William H. Floyd	118,466	*
Edwin M. Kania, Jr.(7)	1,169,993	6.0
Scott D. Kelley, M.D.(8)	153,414	*
James J. Mahoney, Jr.	28,467	*
Richard J. Meelia	11,666	*
Donald R. Stanski, M.D.	69,999	*
All directors and executive officers as a group (15 persons)	3,802,666	17.9%

*	Less than 1% of our outstanding common stock.

(1)	Includes the following number of shares of our common stock issuable upon the exercise of outstanding stock options which may be exercised on or before April 15, 2004: Mr. Armstrong: 194,360; Mr. Bollen: 129,635; Mr. Chamoun: 284,759; Mr. Coolidge: 54,624; Mr. Daley: 88,674; Mr. Davidson: 54,689; Mr. Devlin: 103,205; Mr. Eagle: 162,001; Mr. Floyd: 118,466; Mr. Kania: 24,999; Dr. Kelley: 136,642; Mr. Mahoney: 6,667; Dr. Manberg: 153,830; Mr. Meelia: 11,666; Dr. Stanski: 59,999; all directors and executive officers as a group: 1,584,216.

(2)	This information is taken from a Schedule 13G filed with the SEC on February 17, 2004.

(3)	This information is taken from a Schedule 13G filed with the SEC on February 13, 2004. According to the Schedule 13G, Federated Investors, Inc. is the parent holding company of Federated Investment Management Company, Federated Investment Counseling and Federated Global Investment Management Corp. (the “Investment Advisors”) which act as investment advisors to registered investment companies and separate accounts that own shares of our common stock. According to the Schedule 13G, (a) the Investment Advisors are wholly-owned subsidiaries of FII Holdings, Inc., which is a wholly-owned subsidiary of Federated Investors, Inc., and (b) all of the outstanding voting shares of Federated Investors, Inc. are held by the Voting Shares Irrevocable Trust, for which John F. Donahue, Rhodora J. Donahue and J. Christopher Donahue act as trustees and exercise collective voting control. In addition, Federated Investors, Inc., the Voting Shares Irrevocable Trust, John F. Donahue, Rhodora J. Donahue and J. Christopher Donahue disclaim beneficial ownership of all shares reported herein.

(4)	This information is taken from a Schedule 13G filed with the SEC on February 13, 2004. Mr. Kania, a director of Aspect, is a general partner of One Liberty Partners III, L.P., the sole general partner of One Liberty Fund III, L.P. Mr. Kania disclaims beneficial ownership of the shares held by One Liberty Fund III, L.P., except to the extent of his pecuniary interest in those shares.

(5)	Includes 120,000 shares of common stock held by The Nassib G. Chamoun 1998 Irrevocable Trust, a trust for the benefit of Mr. Chamoun’s minor children. Mr. Chamoun disclaims beneficial ownership of all shares held in this trust.

(6)	Includes 35,000 shares of common stock held by Jeanne Warren Eagle as Trustee for the Trust for John Warren Eagle, of which Mr. Eagle disclaims beneficial ownership.

(7)	Includes 1,099,725 shares beneficially held by One Liberty Fund III, L.P. Mr. Kania, a director of Aspect, is a general partner of One Liberty Partners III, L.P., the sole general partner of One Liberty Fund III, L.P. Also includes 1,605 shares held by Mr. Kania’s minor children. Mr. Kania disclaims beneficial ownership of the shares held by One Liberty Fund III, L.P., except to the extent of his pecuniary interests in those shares. Mr. Kania also disclaims beneficial ownership of the shares held by his minor children.

(8)	Includes 300 shares of common stock held by Scott D. Kelley and Melanie Marie Kelley, as joint tenants.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and the holders of more than 10% of our common stock to file with the SEC initial reports of ownership of our common stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Officers, directors and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of our records and written representations by the persons required to file these reports, all filing requirements of Section 16(a) were satisfied with respect to our most recent fiscal year.

ELECTION OF DIRECTORS

      We have a classified board of directors consisting of two Class I Directors, three Class II Directors and two Class III Directors. At each annual meeting of stockholders, one class of directors is elected for a full term of three years to succeed those directors whose terms are expiring. The persons named in the enclosed proxy card will vote to elect, as Class I Directors, Richard J. Meelia and Donald R. Stanski, M.D., the two director nominees, unless the proxy card is marked otherwise. Each Class I Director will be elected to hold office until the 2007 Annual Meeting of Stockholders and until his successor is elected and qualified.

      Our board of directors currently consists of seven members. Stephen E. Coit served as a Class I Director until his resignation from the board of directors on April 11, 2003 and Lester John Lloyd served as a Class III Director until his resignation from the board of directors on August 25, 2003. Our board of directors elected James J. Mahoney, Jr. as a Class III Director in March 2003. In addition, our Corporate Governance and Nominating Committee is in the process of identifying one or more individuals, in accordance with the Corporate Governance and Nominating Committee charter, to be nominated by our board of directors for election as directors.

      If a stockholder returns a proxy card without contrary instructions, the persons named as proxies will vote to elect as directors the nominees identified below, each of whom is currently a member of our board of directors. The nominees have indicated their willingness to serve if elected. However, if any director nominee should be unable to serve, the shares of common stock represented by proxies may be voted for a substitute nominee designated by our board of directors. Our board of directors has no reason to believe that either of the nominees will be unable to serve if elected.

      For each member of our board of directors, including those who are nominees for election as Class I Directors, there follows information given by each concerning his age and length of service as a member of our board of directors, principal occupation and business experience during the past five years and the name of other publicly-held companies of which he serves as a director.

      No director or executive officer is related by blood, marriage or adoption to any other director or executive officer. No arrangements or understandings exist between any director or person nominated for election as a director and any other person pursuant to which such person is to be selected as a director or nominee for election as a director.

Nominees for Term Expiring at the 2007 Annual Meeting (Class I Directors)

Richard J. Meelia, age 55, became a director in 2001.

      Richard J. Meelia joined Aspect as a director in 2001. Mr. Meelia has served as President and Chief Executive Officer of Tyco Healthcare Group, a medical products company, since July 1995. From January 1991 to July 1995, he served as President of Kendall Healthcare Products, a medical products company.

Donald R. Stanski, M.D., age 54, became a director in 1996.

      Donald R. Stanski joined Aspect as a director in 1996. Dr. Stanski has been a professor of anesthesia at Stanford University since 1979 and is an anesthesiologist/clinical pharmacologist. Since January 2004, Dr. Stanski has been on public service duty at the United States Food and Drug Administration as a Scientific Advisor for the Director, Center for Drug Evaluation and Research. Since April 2001, Dr. Stanski has also held the position of Chief Medical Officer at Rosa Pharmaceuticals, Inc., a pharmaceutical development company. He served as Chair of the Department of Anesthesia at Stanford University from 1992 to 1997. From July 1998 to June 2001, Dr. Stanski served as the Vice President of Scientific and Medical Programs for Pharsight Corporation, a company that assists in the development of therapeutic products.

Directors Whose Term Expires at the 2005 Annual Meeting (Class II Directors)

Boudewijn L.P.M. Bollen, age 57, became a director in 1998.

      Boudewijn L.P.M. Bollen joined Aspect as a director in 1998. Since January 2002 and from June 1998 to October 1998, Mr. Bollen served as President of International Operations of Aspect. From October 1998 to January 2002, he was a self-employed consultant. From 1986 to 1998, Mr. Bollen held several positions with Mallinckrodt, Inc., a specialty chemicals and healthcare company, and predecessor entities, including Executive Vice President for Worldwide Sales, Service and Distribution, Vice President of European Sales and Marketing and Vice President and Managing Director for Europe. From 1981 to 1986, Mr. Bollen served as Vice President of Marketing and Sales in Europe for Bentley Laboratories, Inc., a manufacturer of specialized monitoring and medical equipment.

J. Breckenridge Eagle, age 54, served as a director from 1988 to 1991 and from 1996 to the present.

      J. Breckenridge Eagle joined Aspect as a director in 1988 and served in that position until 1991. He became a director again in 1996 and has served as Chairman of the Board of Directors since that date. Mr. Eagle served as President and Chief Operating Officer of Aspect in 1996 and as a consultant to Aspect in 1995. From 1989 to 1995, he was President of ECS, Inc., a medical practice management company, which he founded in 1989. From 1981 to 1988, Mr. Eagle was Chief Financial Officer, Vice President and General Manager of The Health Data Institute, Inc., a health care services company, which he co-founded.

Edwin M. Kania, age 46, became a director in 1995.

      Edwin M. Kania joined Aspect as a director in 1995. Since December 2000, Mr. Kania has served as Senior Managing Director and Chairman of Flagship Ventures, a venture capital firm, which operates One Liberty Ventures, a venture capital fund. Mr. Kania was a founding general partner and served as a managing partner of One Liberty Ventures since 1995. Previously, he was a general partner at Morgan Holland Ventures, a predecessor entity of One Liberty Ventures, which he joined in 1985. Mr. Kania also serves as a director of Exact Sciences Corporation.

Directors Whose Term Expires at the 2006 Annual Meeting (Class III Directors)

Nassib G. Chamoun, age 41, became a director in 1987.

      Nassib G. Chamoun is a founder of Aspect and has served as a director since 1987. Mr. Chamoun has served as President of Aspect since 1996 and Chief Executive Officer since 1995. He also served as Chairman of the Board of Directors from 1987 to 1996 and as Chief Scientific Officer from 1991 to 1995. Prior to 1995, Mr. Chamoun also served as our President and Chief Executive Officer at various times since founding Aspect in 1987. From 1984 to 1987, Mr. Chamoun was a fellow in cardiovascular physiology at the Lown Cardiovascular Laboratory of the Harvard School of Public Health.

James J. Mahoney, Jr., age 60, became a director in 2003.

      James J. Mahoney, Jr. joined Aspect as a director in March 2003. Since January 2004, Mr. Mahoney has served as President and has managed The Mahoney Group, an investment firm. Mr. Mahoney is a founding partner and principal of HLM Management Company, a private equity firm that invests in small entrepreneurially managed growth stocks and in privately-held venture capital backed companies. From January 1999 to March 2002, Mr. Mahoney managed HLM Management Company’s venture capital program and, from April 2002 to April 2004, he acted as a consultant to HLM Management Company. From 1984 to December 1998, Mr. Mahoney co-managed the stock and venture capital portfolios of and served as Chief Investment Officer of HLM Management Company. Mr. Mahoney currently serves as advisor to Trellis Partners and Bariston Partners, each of which is an investment firm.

Executive Officers of the Corporation

J. Neal Armstrong, age 65, became an executive officer in 1996.

      J. Neal Armstrong joined Aspect in 1996 and has served as Vice President, Chief Financial Officer, Secretary and Treasurer since that time. From 1990 to 1996, Mr. Armstrong served as Vice President of Finance, Chief Financial Officer and as a director of Haemonetics, Inc., a manufacturer of blood processing systems. From 1985 to 1990, he was the Vice President of Finance and Administration, Treasurer and Chief Financial Officer at BTU International, a manufacturer of thermal processing systems. Prior to 1985, he served for 14 years in senior operating and financial positions at Texas Instruments, Inc., an electronics company.

John Coolidge, age 43, became an executive officer in 2004.

      John Coolidge joined Aspect in May 1997 and has served as Vice President of Manufacturing since January 2001. Mr. Coolidge served as our Director of Manufacturing from May of 1997 to January of 2001. From 1995 to 1997, he served as Engineering Manager and was responsible for product development and manufacturing engineering management at Medtronic, Interventional Vascular. From 1987 to 1995, Mr. Coolidge held a variety of engineering and manufacturing management positions at Johnson and Johnson, Medical Inc., the most recent of which was Business Unit Manager.

Eliot Daley, age 67, became an executive officer in 2001.

      Eliot Daley joined Aspect in May 2001 and has served as Vice President of Corporate Strategy since that time. Prior to joining Aspect, Mr. Daley served as President of Eliot Daley, Ltd., a healthcare strategy and marketing consulting company, from July 1998 to May 2001. From 1995 to July 1998, he held the position of Director at Arthur D. Little, a management consulting company.

Marc Davidson, age 40, became an executive officer in 2004.

      Marc Davidson joined Aspect in December 1999 and has served as Vice President of Engineering since November 2001. Mr. Davidson served as our Director of OEM Engineering from December 1999 to November 2001. From 1985 through 1999, Mr. Davidson held a variety of marketing, engineering, sales and management positions at Hewlett-Packard Company, a manufacturer of computers and medical devices.

Philip H. Devlin, age 47, became an executive officer in 1994.

      Philip H. Devlin joined Aspect in 1990 and has served as Vice President and General Manager of Neuroscience since November 2001. From 1994 to November 2001, Mr. Devlin served as Vice President of Research and Development of Aspect, and from 1990 to 1994, he held the position of Director of Product Development of Aspect. From 1984 to 1985 and 1986 to 1990, Mr. Devlin served as Software Engineer and Manager of Software Engineering at Lifeline Systems, Inc., a medical products and communications company. From 1980 to 1984, he held the position of Chief Biomedical Engineer at Beth Israel Hospital in Boston, Massachusetts and from 1985 to 1986, he served as Technical Marketing Engineer in the Medical Product Group of Hewlett-Packard Company, a manufacturer of computers and medical devices.

Michael Falvey, age 45, became an executive officer in 2004.

      Michael Falvey joined Aspect in March 2004 and has served as Vice President of Finance since that time. From August 2003 to March 2004, Mr. Falvey was a self-employed consultant. From June 1999 to July 2003, Mr. Falvey served as Vice President, Finance for Millennium Pharmaceuticals, a life sciences company. From 1991 to 1999, he held financial management positions at Fidelity Investments, an investment management company. From 1988 to 1991, he held financial management positions at Digital Equipment Corporation, a manufacturer of computers, and from 1982 to 1986, he held financial positions at General Electric, a diversified industrial company.

William Floyd, age 47, became an executive officer in 2001.

      William Floyd joined Aspect in May 2001 and has served as Vice President of Sales and Marketing since September 2002. Mr. Floyd served as Vice President of Marketing from May 2001 to September 2002. From

May 2000 to May 2001, Mr. Floyd was Principal of Casco Scientific, LLC, a medical device consulting group. From 1992 to 2000, Mr. Floyd held a variety of positions with Boston Scientific Corporation, a manufacturer of medical devices, the most recent of which was Vice President of Marketing, Microvasive Division.

Scott D. Kelley, M.D., age 45, became an executive officer in 2000.

      Scott D. Kelley joined Aspect in July 2000 and has served as Vice President and Medical Director since that time. Prior to joining Aspect, Dr. Kelley served as an Associate Professor of Clinical Anesthesia and Director of Liver Transplant at the University of California, San Francisco Medical School from 1990 to 2000.

Paul J. Manberg, Ph.D., age 49, became an executive officer in 1991.

      Paul J. Manberg joined Aspect in 1991 and has served as Vice President of Clinical, Regulatory and Quality Assurance since 1991. From 1984 to 1990, Dr. Manberg held a variety of clinical research positions at Serono Laboratories, a pharmaceutical company, including as Vice President, Research and Development. From 1979 to 1984, he was employed as a Clinical Research Scientist at Burroughs — Wellcome Company, a pharmaceutical company, and served as an Adjunct Research Scientist at the University of North Carolina.

      For additional information relating to our executive officers, see the disclosure regarding Messrs. Bollen, Chamoun and Eagle set forth under the heading “Election of Directors.” No arrangements or understandings exist between any executive officer and any other person pursuant to which such executive officer is to be selected as an executive officer.

      For information relating to shares of our common stock owned by each of our directors, our top five most highly compensated executive officers and all directors and executive officers as a group, see the disclosure set forth under the heading “Stock Ownership Information.”

CORPORATE GOVERNANCE

General

      We believe that good corporate governance is important to ensure that Aspect is managed for the long-term benefit of its stockholders. During the past year, we have continued to review our corporate governance policies and practices and compare them to those suggested by various authorities in corporate governance and the practices of other public companies. We have also considered the provisions of the Sarbanes-Oxley Act of 2002, the new rules of the Securities and Exchange Commission and the new listing standards of the Nasdaq Stock Market.

      Based on our review, we have taken steps to implement many of the new and proposed rules and new listing standards. In particular, we have adopted new charters for our Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee. We have also adopted new corporate governance guidelines as well as a new code of business conduct and ethics, which applies to all of our officers, directors and employees.

Board Determination of Independence

      Under Nasdaq rules that become applicable to Aspect on the date of our annual meeting, a director will only qualify as an “independent director” if, in the opinion of the board of directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The board of directors has determined that none of Edwin M. Kania, James J. Mahoney, Jr., Richard J. Meelia nor Donald R. Stanski, M.D. has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under Rule 4200(a)(15) of the Marketplace Rules of the Nasdaq Stock Market.

Director Candidates

      The process followed by our Corporate Governance and Nominating Committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Corporate Governance and Nominating Committee and the board of directors.

      In considering whether to recommend any particular candidate for inclusion in the board of directors’ slate of recommended director nominees, the Corporate Governance and Nominating Committee will apply the criteria set forth in our corporate governance guidelines. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, age, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The Corporate Governance and Nominating Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. Our corporate governance guidelines also provide that any director who reaches the age of 75 while serving as a director will retire from our board of directors effective at the end of his or her then current term. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the board of directors to fulfill its responsibilities.

      Stockholders may recommend individuals to the Corporate Governance and Nominating Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to Chairman, Corporate Governance and Nominating Committee, c/o Aspect Medical Systems, Inc., 141 Needham Street, Newton, Massachusetts 02464. Assuming that appropriate biographical and background material has been provided on a timely basis, the Corporate Governance and Nominating Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If the board of directors determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in the proxy card for the next annual meeting of stockholders.

      Stockholders also have the right under our by-laws to nominate director candidates directly, without any action or recommendation on the part of the Corporate Governance and Nominating Committee or the board of directors, by following the procedures set forth in the second paragraph under “Stockholder Proposals” below. Candidates nominated by stockholders in accordance with the procedures set forth in our by-laws will not be included in the proxy card for the next annual meeting of stockholders.

Communicating with the Independent Directors

      The board of directors will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The Chairman of the Corporate Governance and Nominating Committee is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he considers appropriate.

      Communications will be forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Chairman of the Corporate Governance and Nominating Committee considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

      Stockholders who wish to send communications on any topic to the board of directors should address such communications to Chairman, Corporate Governance and Nominating Committee, c/o Aspect Medical Systems, Inc., 141 Needham Street, Newton, MA 02464.

Board of Directors Meetings

      The board of directors has responsibility for establishing broad corporate policies and reviewing our overall performance rather than day-to-day operations. Our board of directors’ primary responsibility is to oversee the management of the company and, in doing so, serve the best interests of the company and its stockholders. The board of directors selects, evaluates and provides for the succession of executive officers and, subject to stockholder election, directors. It reviews and approves corporate objectives and strategies, and evaluates significant policies and proposed major commitments of corporate resources. Our board of directors also participates in decisions that have a potential major economic impact on Aspect. Management keeps the directors informed of company activity through regular communication, including written reports and presentations at board of directors and committee meetings.

      During the fiscal year ended December 31, 2003, our board of directors met four times. Each of our directors attended at least 75% of the aggregate of the total number of meetings of the board of directors and the total number of meetings held by all committees of the board of directors on which he served during the fiscal year ended December 31, 2003. In April 2004, we amended our corporate governance guidelines to provide that our directors will be encouraged to attend our annual meetings of stockholders in the event that we believe that their attendance at those meetings is warranted. Two of our directors attended the 2003 annual meeting of stockholders.

Board Committees

      The board of directors has established three standing committees — Audit, Compensation, and Corporate Governance and Nominating — each of which operates under a charter that has been approved by the board of directors. Current copies of each committee’s charter are posted on the “Investors” section of our website, www.aspectmedical.com. In addition, a copy of the Audit Committee charter, as in effect on the date of this proxy statement, is attached as Appendix A to this proxy statement.

      Our board of directors has determined that all of the members of each of the board’s three standing committees are independent as defined under the new rules of the Nasdaq Stock Market that become applicable to Aspect on the date of our annual meeting, including, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934. In addition, all of the members of the Audit Committee are independent as defined by the rules of the Nasdaq Stock Market that apply to Aspect until the date of our annual meeting.

     Audit Committee

      The Audit Committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent auditors,

•	overseeing the work of our independent auditors, including through the receipt and consideration of certain reports from independent auditors,

•	reviewing and discussing with management and the independent auditors our annual and quarterly financial statements and related disclosures,

•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics,

•	discussing our risk management policies,

•	establishing policies regarding hiring employees from the independent auditors and procedures for the receipt and retention of accounting related complaints and concerns,

•	meeting independently with our independent auditors and management, and

•	preparing the audit committee report required by SEC rules (which is included in this proxy statement).

      Our board of directors has determined that each of Edwin M. Kania, James J. Mahoney, Jr. and Richard J. Meelia is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K.

      The members of the Audit Committee are Edwin M. Kania, James J. Mahoney, Jr. (Chairman) and Richard J. Meelia. The Audit Committee met five times during the fiscal year ended December 31, 2003.

     Compensation Committee

      The Compensation Committee’s responsibilities include:

•	annually reviewing and approving corporate goals and objectives relevant to CEO compensation,

•	determining the CEO’s compensation,

•	reviewing and approving, or making recommendations to the board of directors with respect to, the compensation of the our other executive officers,

•	overseeing an evaluation of our senior executives,

•	overseeing and administering our cash and equity incentive plans, and

•	reviewing and making recommendations to the board of directors with respect to director compensation.

      The members of the Compensation Committee are Edwin M. Kania (Chairman), Richard J. Meelia and Donald R. Stanski. The Compensation Committee met three times during the fiscal year ended December 31, 2003.

     Corporate Governance and Nominating Committee

      The Corporate Governance and Nominating Committee’s responsibilities include:

•	identifying individuals qualified to become members of our board of directors,

•	recommending to the board of directors the persons to be nominated for election as directors and to each of the board’s committees,

•	reviewing and making recommendations to the board of directors with respect to management succession planning,

•	developing and recommending to the board of directors corporate governance principles, and

•	overseeing evaluation of the board of directors.

      The members of the Corporate Governance and Nominating Committee are Edwin M. Kania, James J. Mahoney, Jr. (Chairman) and Richard J. Meelia. The Corporate Governance and Nominating Committee met three times during the fiscal year ended December 31, 2003.

Report of the Audit Committee

      The Audit Committee of our board of directors is currently composed of three members and acts under a written charter, a copy of which is attached as Appendix A to this proxy statement. Our management is responsible for the preparation of our financial statements and for maintaining an adequate system of disclosure controls and procedures and internal control over financial reporting for that purpose. Our independent auditors are responsible for conducting an independent audit of our annual financial statements in accordance with generally accepted accounting principles and issuing a report on the results of their audit. The Audit Committee is responsible for providing independent, objective oversight of these processes.

      The Audit Committee reviews, evaluates and discusses with management, internal accounting and financial personnel and our independent auditors our annual and quarterly financial statements and related disclosures.

      The Audit Committee has reviewed our audited financial statements for the fiscal year ended December 31, 2003, and has discussed these financial statements with management and our independent auditors.

      The Audit Committee has also received from, and discussed with, our independent auditors various communications that our independent auditors are required to provide to the Audit Committee, including the matters required to be discussed by Statement on Auditing Standards 61 (Communication with Audit Committees). SAS 61 (as codified in AU Section 380 of the Codification of Statements on Auditing Standards) requires our independent auditors to discuss with the Audit Committee, among other things, the following:

•	methods to account for significant unusual transactions,

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus,

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates, and

•	disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements.

      Our independent auditors also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in the auditors’ professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. The Audit Committee has discussed with the independent auditors their independence from Aspect.

      Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2003.

Audit Committee

Edwin M. Kania
James J. Mahoney, Jr.
Richard J. Meelia

Independent Auditors’ Fees

      Arthur Andersen LLP had served as our independent auditors since before our initial public offering in January 2000. As discussed below under “Proposal Four — Ratification of Selection of Independent Auditors,” our board of directors dismissed Arthur Andersen LLP as our independent accountants on June 13, 2002, and engaged Ernst & Young LLP as our independent auditors on June 19, 2002. Ernst & Young LLP audited our financial statements for the fiscal years ended December 31, 2002 and December 31, 2003.

      The following table summarizes the fees that Arthur Andersen LLP and Ernst & Young LLP billed to us for each of the last two fiscal years for audit services and billed to us in each of the last two fiscal years for other services:

	2003	2002

Fee Category	Ernst & Young LLP	Ernst & Young LLP	Arthur Andersen LLP

Audit Fees	$233,000	$212,000	$50,000
Audit-Related Fees	$11,000	$10,000	$—
Tax Fees	$55,300	$32,000	$26,500
All Other Fees	$—	$—	$—

Total Fees	$299,300	$254,000	$76,500

     Audit Fees

      Audit fees consist of fees for the audit of our financial statements, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements.

     Audit-Related Fees

      Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit Fees.” These services relate to employee benefit audits.

     Tax Fees

      Tax fees consist of fees for tax compliance, tax advice and tax planning services. Tax compliance services, which relate to preparation of original and amended tax returns, accounted for $27,100 of the total tax fees paid for 2003 and $25,500 of the total tax fees paid for 2002. Tax advice and tax planning services relate to assistance with tax audits and appeals and employee benefit plans.

     All Other Fees

      We did not incur any fees that may be classified as “All Other Fees” during 2003 or 2002.

      The percentage of hours expended by Ernst & Young LLP on the audit of our financial statements for the fiscal year ended December 31, 2003 attributed to work performed by persons other than Ernst & Young LLP’s full-time, permanent employees did not exceed fifty percent.

     Pre-Approval Policy and Procedures

      The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent auditors. This policy generally provides that Aspect will not engage its independent auditors to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

      From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to Aspect by its independent auditors during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

      The Audit Committee has also delegated to each individual member of the Audit Committee the authority to approve any audit or non-audit services to be provided to Aspect by its independent auditors. Any approval of services by a member of the Audit Committee pursuant to this delegated authority is reported on at the next meeting of the Audit Committee.

Compensation of Directors

      We reimburse our non-employee directors for reasonable out-of-pocket expenses incurred in attending meetings of the board of directors or any committee of the board of directors. All non-employee directors receive $2,500 per quarter for serving on the board of directors. Members of the Audit Committee receive $750 per quarter for serving on the Audit Committee and members of the Compensation Committee and the Corporate Governance and Nominating Committee receive $250 per quarter for serving on those committees. The Audit Committee Chairman receives $2,000 per quarter and the Compensation Committee Chairman and the Corporate Governance and Nominating Committee Chairman receive $500 per quarter. No director who also serves as an employee receives separate compensation for services rendered as a director. We currently have four non-employee directors on our board of directors: Mr. Kania, Mr. Mahoney, Mr. Meelia and Dr. Stanski. Mr. Bollen, who has served as a director of Aspect since 1998, became an employee on January 24, 2002 and continues to serve as a director.

      In addition, our non-employee directors are eligible to receive stock options under our 1998 Director Stock Option Plan. Our director stock option plan was initially adopted by our board of directors and stockholders in February 1998 and was subsequently amended in December 1999 to increase the number of shares of common stock authorized under the plan from 100,000 to 200,000 shares. Under this plan, each non-employee director who becomes a director after April 1998 is eligible to receive a nonstatutory stock option to purchase 10,000 shares of our common stock on the date of his or her election to the board of directors. The plan also provides that each non-employee director who has served as a director for at least six months will receive a nonstatutory stock option to purchase 5,000 shares of our common stock on the date of each annual meeting of stockholders provided that the individual continues to serve as a director on the date of the annual meeting. All options granted to directors upon their initial election to our board of directors under the director stock option plan are exercisable as to fifty percent immediately upon their election and the remainder are exercisable in equal annual installments on each of the first, second and third anniversaries of the date of grant, provided that the optionee continues to serve as a director on each vesting date. All options granted to directors serving on the date of the annual meeting under the director stock option plan are exercisable in three equal annual installments on each of the first, second and third anniversaries of the date of grant, provided that the optionee continues to serve as a director on each vesting date.

      During the fiscal year ended December 31, 2003, we granted nonstatutory stock options pursuant to our director stock option plan to purchase shares of our common stock to the non-employee members of our board of directors as follows: Mr. Kania: 5,000; Mr. Meelia: 5,000; and Dr. Stanski: 5,000. These grants were made on May 19, 2003, and the exercise price for each option is $6.20 per share. Mr. Lloyd, who was serving as a member of the board of directors at the time of the 2003 annual meeting, but subsequently resigned, also received a nonstatutory stock option pursuant to our director stock option plan on May 19, 2003 to purchase 5,000 at an exercise price of $6.20 per share. On March 18, 2003, the date he was initially elected to the board of directors, Mr. Mahoney received an option to purchase 10,000 shares of our common stock under the director stock option plan, and the exercise price for this option is $4.00 per share. Because directors must serve at least six months prior to the date of our annual meeting in order to receive a nonstatutory stock option to purchase 5,000 shares under the director stock option plan, Mr. Mahoney, who joined the board of directors on March 18, 2003, did not receive an additional option grant at the time of our 2003 annual meeting of stockholders.

      Also during the fiscal year ended December 31, 2003, we granted stock options to purchase shares of our common stock to three members of our board of directors who are also employees of Aspect. Mr. Chamoun was granted an option to purchase 56,250 shares of our common stock on January 27, 2003 at an exercise price of $3.68. Mr. Eagle was granted an option to purchase 22,500 shares of our common stock on January 27, 2003 at an exercise price of $3.68. Mr. Bollen was granted an option to purchase 22,500 shares of our common stock on January 27, 2003 at an exercise price of $3.68 and an option to purchase 20,000 shares of our common stock on October 10, 2003 at an exercise price of $10.12. These options are exercisable in monthly increments over a four-year period; provided, however, that the options may not be exercised during the first six months of the vesting schedule.

      Stock options granted under our 1991 and 1998 stock option plans typically provide that the vesting of stock options accelerates upon an “acquisition event” (as defined in our 1991 and 1998 stock option plans) as follows:

•	options held by our directors who are not officers or employees of Aspect fully accelerate and become exercisable upon the occurrence of the acquisition event,

•	options held by our chief executive officer fully accelerate and become exercisable 12 months following the occurrence of the acquisition event, provided the chief executive officer remains employed by us during that time,

•	options held by our executive officers (other than our chief executive officer), which we refer to as senior management, fully accelerate and become exercisable 15 months following the occurrence of the acquisition event, provided the executive officer remains employed by us during that time, and

•	options held by our employees accelerate by one year upon the occurrence of the acquisition event.

      Stock options held by the members of senior management fully accelerate and become exercisable following an acquisition event, but prior to the time they would otherwise become fully vested, if the member of senior management is terminated other than for “cause” (as defined in our 1991 and 1998 stock option plans) or leaves his or her employment for “good reason” (as defined in our 1991 and 1998 stock option plans).

      If a “reorganization event” (as defined in our 2001 Stock Incentive Plan) occurs, our 2001 Stock Incentive Plan requires our board of directors to provide that all the outstanding options are assumed, or equivalent options substituted, by the acquiring or succeeding entity, and if not, all then unexercised options would become exercisable in full and would terminate immediately prior to the consummation of the reorganization event.

Certain Relationships and Related Transactions

      On April 7, 2004, we entered into a stock purchase agreement with Boston Scientific Corporation pursuant to which we have agreed to issue and sell to Boston Scientific (and Boston Scientific has agreed to purchase from us) an aggregate of 500,000 shares of our common stock at a purchase price per share equal to the average of the last reported sales price of our common stock on the Nasdaq National Market over the 30 trading days ending on the third trading day prior to the date of the closing of the transaction. On April 19, 2004, the closing price of our common stock on the Nasdaq National Market was $16.21. In the event that the issuance and sale of these shares takes place as contemplated by the stock purchase agreement, we will also grant Boston Scientific the right to require us to register these shares for resale under the Securities Act of 1933. The costs of registration would be borne by us (except for brokerage and selling commissions). For more information, see “Proposal Three — Approval of the Issuance and Sale of Shares of Our Common Stock to Boston Scientific Corporation Pursuant to the Marketplace Rules of the Nasdaq Stock Market” below. As of April 1, 2004, Boston Scientific owned approximately 19.6% of our outstanding common stock.

      In April 2001, we loaned an aggregate amount of $875,000 to Mr. Chamoun, who is our president and chief executive officer and a member of our board of directors. This full recourse loan is represented by a promissory note. Under the terms of the promissory note, the loan bears interest at a rate of 5.07% per year. The repayment terms require Mr. Chamoun to pay accrued interest in April 2002 and April 2003 (which Mr. Chamoun has done), $218,750 of principal (plus accrued interest) in April 2004 (which Mr. Chamoun has done), $218,750 of principal (plus accrued interest) in April 2005 (which Mr. Chamoun has already done), and the remaining outstanding principal of $437,500 (plus accrued interest) in April 2006. Mr. Chamoun is a party to a pledge agreement granting Aspect a security interest in 175,000 shares of Aspect’s common stock held by Mr. Chamoun as collateral for this loan.

      On April 10, 2003, our Compensation Committee adopted a special bonus program, which is designed, under certain circumstances, to provide sufficient funds to Mr. Chamoun in the form of annual cash bonus awards over the three years of the special bonus program to enable him to meet his repayment obligations to us (including interest on his obligations and taxes resulting from his bonus awards) under the April 2001 loan. The special bonus program is structured in such a way that the Compensation Committee retains the flexibility to adjust, reduce or eliminate entirely the amount of the special bonus otherwise payable each year to account for changing circumstances, such as increases in the value of our common stock that may make it reasonable for Mr. Chamoun to initiate a structured stock sale program under Rule 10b5-1 of the Securities Exchange Act of 1934, the availability of tax credits to Mr. Chamoun in any year that have the effect of reducing his income taxes, or tax relief that may become available to taxpayers generally as a result of new Internal Revenue Service rules affecting individuals previously subject to alternative minimum taxes.

      In consideration of the special bonus program, the Compensation Committee expects that Mr. Chamoun will initiate a Rule 10b5-1 sales program during each year of the special bonus program that provides for the sale, subject to applicable securities laws, of 50,000 shares of our common stock, provided that those sales can be made at a price that is no less than $7.50 per share. The after-tax proceeds to Mr. Chamoun from the sale of such stock will be applied by Mr. Chamoun towards repayment of his obligations to us, and the Compensation Committee will adjust the amount of Mr. Chamoun’s annual special bonus otherwise payable by an equivalent amount. In the event that the after-tax proceeds to Mr. Chamoun from the sale of common stock in a given year exceed Mr. Chamoun’s loan repayment obligations to us, Mr. Chamoun will be expected to reserve 50% of the excess for use in repaying his subsequent year’s obligation.

      During the first year of the special bonus program (which ended on March 31, 2004), Mr. Chamoun initiated a structured stock sale program under Rule 10b5-1 of the Securities Exchange Act of 1934, which provided him with proceeds in excess of the amount due to us in April 2004 under the April 2001 loan. On December 1, 2003, Mr. Chamoun repaid $218,750, the amount which was to become due to us in April 2004, and on February 23, 2004, Mr. Chamoun repaid $218,750, the amount which was to become due to us in April 2005. Because Mr. Chamoun had sufficient funds from the sales of shares of our common stock under this structured sale program to satisfy his loan repayment obligations to us that became due in April 2004, he did not receive a cash bonus award under the special bonus program during the first year of the program. The Compensation Committee has determined that, because Mr. Chamoun had sufficient funds from sales of shares of our common stock to fully repay his loan obligations to us that become due in April 2005, he will not receive a cash bonus award under the special bonus program during the second year of the program either (which ends on March 31, 2005). In February 2004, Mr. Chamoun initiated a second structured stock sale program under Rule 10b5-1 of the Securities Exchange Act. Mr. Chamoun will utilize the proceeds from sales of our common stock under this structured sale program to satisfy his loan repayment obligations to us which become due in April 2006.

      In July 2000, we loaned an aggregate amount of $234,420 to Mr. Chamoun. This loan is represented by a promissory note. Under the terms of the promissory note, the loan bears interest at 8% per year. On February 21, 2003, Mr. Chamoun paid us $39,070 in principal and $5,494 in interest, representing the outstanding interest on that date. On December 1, 2003, Mr. Chamoun paid us $39,070 in principal and $4,531 in interest, representing the outstanding interest on that date. The repayment terms of the promissory note require Mr. Chamoun to pay the remaining outstanding principal of $34,235 (plus accrued interest) in July 2005. Mr. Chamoun is a party to a pledge agreement granting Aspect a security interest in 30,289 shares of Aspect’s common stock held by Mr. Chamoun as collateral for this loan.

      Mr. Chamoun also received loans from us in February 1997, May 1997 and November 1998 for an aggregate amount of $181,548. Under the terms of the February 1997 loan agreement, the loan bears interest at 5.28% per year. The May 1997 loan agreement, represented by two promissory notes, bears interest at 5.28% per year. The November 1998 loan agreement also bears interest at 5.28% per year. On February 21, 2003, Mr. Chamoun paid us $45,476 in principal (plus accrued interest) to retire the February 1997 loan. On February 21, 2003, Mr. Chamoun paid us $16,961 (plus accrued interest) related to the May 1997 loan agreement. On December 1, 2003, Mr. Chamoun paid us $18,050 (plus accrued interest) related to the May 1997 loan agreement to retire the two promissory notes representing the May 1997 loan. On February 21, 2003, Mr. Chamoun paid us $4,167 in principal (plus accrued interest) related to the November 1998 loan agreement. On December 1, 2003, Mr. Chamoun paid us $4,167 (plus accrued interest) related to the November 1998 loan agreement. Mr. Chamoun is a party to a pledge agreement granting Aspect a security interest in 6,667 shares of Aspect’s common stock held by Mr. Chamoun as collateral for the November 1998 loan.

      The largest aggregate amount outstanding under all of the loans made in favor of Mr. Chamoun at any time since January 1, 2003 was $1,092,863 plus interest. As of March 31, 2004, $488,402 plus accrued interest was due and owing under the loans made to Mr. Chamoun in 1998, 2000 and 2001.

      We have adopted a policy providing that all material transactions between us and our officers, directors and other affiliates must be:

•	approved by a majority of the members of our board of directors and by a majority of the disinterested members of our board of directors, and

•	on terms no less favorable to us than could be obtained from unaffiliated third parties.

      For executive officer compensation and option exercise information, see “Information About Executive Compensation — Compensation of Executive Officers” and “Information About Executive Compensation — Report of the Compensation Committee.”

INFORMATION ABOUT EXECUTIVE COMPENSATION

Compensation of Executive Officers

      Summary Compensation Table. The following table sets forth certain information concerning annual and long-term compensation for services rendered to us for the fiscal years ended December 31, 2003, 2002 and 2001, by our chief executive officer and our four other most highly compensated executive officers who were serving as executive officers on December 31, 2003.

Summary Compensation Table

						Long-Term
						Compensation

						Awards
		Annual Compensation
						Number of
	Fiscal			Other Annual		Securities	All Other
Name and Principal Position	Year	Salary	Bonus	Compensation($)		Underlying Options	Compensation

Nassib G. Chamoun	2003	$250,000	$200,000	—		56,250	—
Chief Executive Officer	2002	$250,000	$262,500	—		95,000	—
and President	2001	$250,000	$150,000	—		25,000	—
Boudewijn L.P.M. Bollen	2003	$326,114	$150,000	$2,870	(1)	42,500	$37,053	(2)
President of International	2002	$249,614	$120,000	$2,241	(1)	140,000	$25,382	(2)
Operations	2001	—	—	—		5,000	—
J. Neal Armstrong
Vice President, Chief	2003	$215,000	$150,000	—		22,500	—
Financial Officer,	2002	$215,000	$125,000	—		45,000	—
Secretary and Treasurer	2001	$215,000	$95,000	—		17,500	—
Scott D. Kelley, M.D.	2003	$205,000	$125,000	—		33,750	—
Vice President and	2002	$205,000	$80,000	$14,019	(3)	52,500	—
Medical Director	2001	$205,000	$69,700	$61,882	(4)	15,000	—
William Floyd	2003	$185,000	$149,500	—		38,750	—
Vice President of Sales	2002	$185,000	$92,500	—		70,000	—
and Marketing	2001	$107,442	$40,000	—		110,000	—

(1)	Reflects the amount contributed by us to Mr. Bollen’s privately paid medical insurance plan.

(2)	Consists of the amount we paid for Mr. Bollen’s pension benefits.

(3)	Reflects amount of indebtedness forgiven on October 31, 2002 pursuant to the terms of the loan agreement that we entered into with Dr. Kelley on October 31, 2000. This loan is no longer outstanding.

(4)	Consists of $47,863 we paid to reimburse Dr. Kelley for moving expenses and $14,019 of indebtedness forgiven pursuant to the terms of the loan agreement that we entered into with Dr. Kelley on October 31, 2000. This loan is no longer outstanding.

      Option Grants Table. The following table sets forth certain information concerning grants of stock options to purchase shares of our common stock made to the executive officers named in the Summary Compensation Table during the fiscal year ended December 31, 2003.

Option Grants in Last Fiscal Year

	Individual Grants				Potential Realizable
					Value at Assumed
		% of Total			Annual Rates of
	Number of	Options			Stock Price
	Securities	Granted to			Appreciation For
	Underlying	Employees	Exercise		Option Term(3)
	Options	in Fiscal	Price	Expiration
Name	Granted(#)(1)	Year(2)	($/Share)	Date	5%($)	10%($)

Nassib G. Chamoun	56,250	8.15%	$3.68	1/24/13	$130,181	$329,905
Boudewijn L.P.M. Bollen	22,500	3.26%	$3.68	1/24/08	$22,876	$50,550
	20,000	2.90%	$10.12	10/10/08	$55,919	$123,567
J. Neal Armstrong	22,500	3.26%	$3.68	1/24/13	$52,072	$131,962
Scott D. Kelley, M.D.	18,750	2.72%	$3.68	1/24/13	$43,394	$109,968
	15,000	2.17%	$10.12	10/10/13	$95,466	$241,930
William Floyd	18,750	2.72%	$3.68	1/24/13	$43,394	$109,968
	20,000	2.90%	$10.12	10/10/13	$127,288	$322,573

(1)	We granted stock options to Mr. Chamoun and Mr. Armstrong on January 27, 2003. We granted stock options to Mr. Bollen, Dr. Kelley and Mr. Floyd on January 27, 2003 and October 10, 2003. One-eighth of the shares of common stock underlying each of these stock options is exercisable six months after the date of grant, and the stock options vest monthly thereafter over a four-year period. Each option has an exercise price equal to the fair market value per share of our common stock on the date of grant.

(2)	During the fiscal year ended December 31, 2003, we granted stock options to purchase an aggregate of 690,225 shares of our common stock to our employees, including our executive officers.

(3)	Amounts reported in these columns represent amounts that may be realized upon exercise of the stock options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation (5% and 10%) on our common stock over the term of the stock options, net of exercise price. These numbers are calculated based on rules promulgated by the SEC and do not reflect our estimate of future stock price growth. Actual gains, if any, on stock option exercises and common stock holdings are dependent on the timing of the exercise and the future performance of our common stock.

      Aggregated Option Exercises and Fiscal Year-End Option Value Table. The following table sets forth certain information regarding the exercise of stock options during the fiscal year ended December 31, 2003 and the number and value of unexercised options held as of December 31, 2003 by the executive officers named in the Summary Compensation Table.

Aggregated Option Exercises In Last Fiscal Year

And Fiscal Year-End Option Values

Number of
			Securities Underlying	Value of Unexercised
			Unexercised Options	In-The-Money Options
	Shares Acquired	Value	at Fiscal Year-End(#)	at Fiscal Year-End($)(2)
Name	on Exercise(#)	Realized($)(1)	Exercisable/Unexercisable	Exercisable/Unexercisable

Nassib G. Chamoun	—	—	270,618/104,687	$1,079,939/$475,509
Boudewijn L.P.M Bollen	—	—	120,312/112,188	$475,817/$334,013
J. Neal Armstrong	—	—	187,917/50,000	$998,927/$223,376
Scott D. Kelley, M.D.	—	—	124,688/81,562	$197,055/$307,200
William Floyd	—	—	103,907/114,843	$173,874/$393,881

(1)	Value represents the difference between the exercise price per share and the fair market value per share of our common stock on the date of exercise, multiplied by the number of shares acquired on exercise.

(2)	Value is based on the difference between the closing sale price per share of our common stock on December 31, 2003, the last trading day of the fiscal year ended December 31, 2003 ($11.43), and the applicable option exercise price, multiplied by the number of shares subject to the option.

Securities Authorized for Issuance Under Equity Compensation Plans

      The following table provides information as of December 31, 2003 about the securities authorized for issuance under our equity compensation plans, consisting of our 2001 Stock Incentive Plan, our 1998 Stock Incentive Plan, our 1998 Director Stock Option Plan, our Amended and Restated 1991 Stock Option Plan and our 1999 Employee Stock Purchase Plan. All of our equity compensation plans were adopted with the approval of our stockholders.

Equity Compensation Plan Information

	(a)	(b)	(c)

Number of Securities
Remaining Available for
	Number of Securities		Future Issuance Under
	to be Issued Upon	Weighted-average	Equity Compensation
	Exercise of	Exercise Price of	Plans (Excluding
	Outstanding Options,	Outstanding Options,	Securities Reflected in
Plan Category	Warrants and Rights	Warrants and Rights	Column (a))(1)

Equity compensation plans approved by stockholders	4,474,168	$9.43	1,514,473
Equity compensation plans not approved by stockholders	—	—	—

Total	4,474,168	$9.43	1,514,473

(1)	Includes 967,296 shares of our common stock issuable under our 2001 Stock Incentive Plan, 269,563 shares of our common stock issuable under our 1998 Stock Incentive Plan, 100,002 shares of our common stock issuable under our 1998 Director Stock Option Plan, 31,929 shares of our common stock issuable under our Amended and Restated 1991 Stock Option Plan and 145,683 shares of our common stock issuable under our 1999 Employee Stock Purchase Plan.

Report of the Compensation Committee

      Our executive compensation program is administered by the Compensation Committee which is currently composed of three members.

      Our executive compensation program is designed to attract, retain and reward executives who can help us achieve our business objectives in this competitive and rapidly changing industry and thereby maximize stockholder returns. The Compensation Committee establishes compensation policies for Mr. Chamoun, the president and chief executive officer, Mr. Eagle, the chairman of the board of directors, and Mr. Armstrong, a vice president and our chief financial officer. In addition, Mr. Chamoun recommends compensation packages for the remaining executive officers which the Compensation Committee reviews and approves or denies. All decisions by the Compensation Committee relating to the compensation of our executive officers are reviewed by our full board of directors.

      This report is submitted by the Compensation Committee and addresses the compensation policies for the fiscal year ended December 31, 2003 as they affected Mr. Chamoun and our other executive officers.

Compensation Philosophy

      The objectives of the executive compensation program are to align the interests of management with the interests of stockholders through a system that relates compensation to business objectives and individual performance. Our executive compensation philosophy is based on the following principles:

•	Competitive and Fair Compensation

We are committed to providing an executive compensation program that helps us to attract, motivate and retain highly qualified and industrious executives. Our policy is to provide total compensation that is competitive for comparable work and comparable corporate performance. To this end, we regularly compare our compensation packages with those of other companies in the industry and set our compensation guidelines based on this review. We also seek to achieve a balance of the compensation paid to a particular individual and the compensation paid to our other executives and employees.

•	Sustained Performance

Executive officers are rewarded based upon an assessment of corporate, business group and individual performance. Corporate performance and business group performance are evaluated by reviewing the extent to which strategic and business plan goals are met, including such factors as achievement of operating budgets, establishment of strategic development alliances with third parties, timely development and introduction of new processes and products and performance relative to competitors. Individual performance is evaluated by reviewing attainment of specified individual objectives and the degree to which teamwork and our other values are fostered.

      In evaluating each executive officer’s performance, we generally conform to the following process:

•	business and individual goals and objectives are set for each performance cycle,

•	at the end of the performance cycle, the accomplishment of the executive’s goals and objectives and his contributions to Aspect are evaluated,

•	the executive’s performance is then compared with peers within Aspect and the results are communicated to the executive, and

•	the comparative results, combined with comparative compensation practices of other companies in the industry, are then used to determine salary and stock compensation levels.

      Annual compensation for our executives generally consists of three elements: salary, bonus and stock options. Bonuses totaling $1,479,500 were paid to our executive officers for the fiscal year ended December 31, 2003.

      Salary for our executives is generally set by reviewing compensation for comparable positions in the market and the historical compensation levels of our executives. Increases in annual salaries are based on actual corporate and individual performance vis-à-vis targeted performance criteria and various subjective performance criteria. Targeted performance criteria vary for each executive based on his business group or area of responsibility, and may include:

•	achievement of the operating budget for Aspect as a whole or of a business group of Aspect,

•	continued innovation in development and commercialization of our technology,

•	timely development, regulatory approval and commercial introduction of new products or processes or expanded uses of existing products,

•	development and implementation of successful marketing and commercialization strategies, and

•	implementation of financing strategies and establishment of strategic development alliances with third parties.

      Subjective performance criteria include an executive’s ability to motivate others, develop the skills necessary to grow as we mature, recognize and pursue new business opportunities and initiate programs to enhance our growth and success. The Compensation Committee does not rely on a formula that assigns a pre-determined value to each of the criteria, but instead evaluates an executive officer’s contribution in light of all criteria. Base salaries for our executive officers did not increase for the fiscal year ended December 31, 2003 as compared to the fiscal year ended December 31, 2002. The apparent increase in Mr. Bollen’s salary from $249,614 in 2002 to $326,114 in 2003 is the result of changes in foreign exchange rates and the fact that Mr. Bollen was employed with us for 11 months in 2002 and twelve months in 2003.

      Compensation for executive officers also includes the long-term incentives afforded by stock options. Our stock option program is designed to align the long-term interests of our employees and our stockholders and assist in the retention of executives. The size of option grants is generally intended to reflect the executive’s position with us and his contributions to us, including his success in achieving the individual performance criteria described above. We generally grant options with monthly vesting schedules over a four-year period (however, the options may not be exercised during the first six months after they are granted) to encourage key employees to continue their employment with us. During the fiscal year ended December 31, 2003, we granted stock options to purchase an aggregate of 236,250 shares of our common stock to executive officers at an exercise price of $3.68 per share and 100,000 shares of our common stock to executive officers at an exercise price of $10.12 per share. All stock options granted to executive officers during the fiscal year ended December 31, 2003 were granted at fair market value on the date of grant.

      Executive officers are also eligible to participate in our employee stock purchase plan. The purchase plan is available to virtually all of our employees and generally permits participants to purchase shares of our common stock at a discount of 15% from the fair market value at the beginning or end of the applicable purchase periods permitted under the purchase plan.

Compliance with Internal Revenue Code Section 162(m)

      Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1 million paid to a corporation’s chief executive officer and four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. We generally seek to structure the performance-based portion of the compensation of our executive officers, which currently consists solely of stock option grants, in a manner that complies with Section 162(m) of the Internal Revenue Code so as to mitigate any disallowance of deductions. There can be no assurance that compensation attributable to stock options granted under our stock incentive plans will be exempt from Section 162(m) as qualifying performance-based compensation. In addition, the Compensation Committee has the authority to authorize compensation payments that may be subject to the limit where the Compensation Committee believes that such payments are appropriate and in the best interests of Aspect and our stockholders, after taking into consideration changing business conditions and the performance of our officers.

Mr. Chamoun’s 2003 Compensation

      Mr. Chamoun is eligible to participate in the same executive compensation plans available to the other executive officers. The Compensation Committee believes that Mr. Chamoun’s annual compensation, including the portion of his compensation based upon our stock option program, has been set at a level competitive with other companies in the industry.

      Mr. Chamoun’s salary was $250,000 for each of the fiscal years ended December 31, 2003, December 31, 2002 and December 31, 2001. Mr. Chamoun received a bonus of $200,000 in January 2004 for his performance during the fiscal year ended December 31, 2003. In determining Mr. Chamoun’s compensation, the Compensation Committee considered:

•	our total net revenues and gross margin for 2003,

•	the strict operating expense controls employed in 2003,

•	our cash flow during 2003,

•	our obtaining FDA clearance of a new indication for use for BIS monitoring, and

•	our performance compared to our corporate objectives for the fiscal year ended December 31, 2003.

      On April 10, 2001, we loaned an aggregate amount of $875,000 to Mr. Chamoun. As of April 10, 2004, the aggregate principal and interest outstanding under this loan was $437,500. This loan bears interest at a rate of 5.07% per year. The repayment terms of the loan require Mr. Chamoun to pay accrued interest in each of April 2002 and April 2003 (which Mr. Chamoun has done), $218,750 of principal (plus accrued interest) in April 2004 (which Mr. Chamoun has done), $218,750 of principal (plus accrued interest) in April 2005 (which Mr. Chamoun has already done), and the remaining outstanding principal of $437,500 (plus accrued interest) in April 2006.

      On April 10, 2003, the Compensation Committee adopted a special bonus program which is designed, under certain circumstances, to provide sufficient funds to Mr. Chamoun in the form of annual cash bonus awards over the three years of the special bonus program to enable him to meet his repayment obligations to us (including interest on his obligations and taxes resulting from his bonus awards) under the April 2001 loan. The special bonus program is structured in such a way that the Compensation Committee retains the flexibility to adjust, reduce or eliminate entirely the amount of the special bonus otherwise payable each year to account for changing circumstances, such as increases in the value of our common stock that may make it reasonable for Mr. Chamoun to initiate a structured stock sale program under Rule 10b5-1 of the Securities Exchange Act of 1934, the availability of tax credits to Mr. Chamoun in any year that have the effect of reducing his income taxes, or tax relief that may become available to taxpayers generally as a result of new Internal Revenue Service rules affecting individuals previously subject to alternative minimum taxes.

      In consideration of the special bonus program, the Compensation Committee expects that Mr. Chamoun will initiate a Rule 10b5-1 sales program during each year of the special bonus program that provides for the sale, subject to applicable securities laws, of 50,000 shares of our common stock, provided that those sales can be made at a price that is no less than $7.50 per share. The after-tax proceeds to Mr. Chamoun from the sale of such stock will be applied by Mr. Chamoun towards repayment of his obligations to us, and the Compensation Committee will adjust the amount of Mr. Chamoun’s annual special bonus otherwise payable by an equivalent amount. In the event that the after-tax proceeds to Mr. Chamoun from the sale of common stock in a given year exceed Mr. Chamoun’s loan repayment obligations to us, Mr. Chamoun will be expected to reserve 50% of the excess for use in repaying his subsequent year’s obligation.

      During the first year of the special bonus program (which ended on March 31, 2004), Mr. Chamoun initiated a structured stock sale program under Rule 10b5-1 of the Securities Exchange Act of 1934, which provided him with proceeds in excess of the amount due to us in April 2004 under the April 2001 loan. On

December 1, 2003, Mr. Chamoun repaid $218,750, the amount which was to become due to us in April 2004, and on February 23, 2004, Mr. Chamoun repaid $218,750, the amount which was to become due to us in April 2005. Because Mr. Chamoun had sufficient funds from the sales of shares of our common stock under this structured sale program to satisfy his loan repayment obligations to us that became due in April 2004, he did not receive a cash bonus award under the special bonus program during the first year of the program. The Compensation Committee has determined that, because Mr. Chamoun had sufficient funds from sales of shares of our common stock to fully repay the loan obligations to us that become due in April 2005, he will not receive a cash bonus award under the special bonus program during the second year of the program either (which ends on March 31, 2005). In February 2004, Mr. Chamoun initiated a second structured stock sale program under Rule 10b5-1 of the Securities Exchange Act. Mr. Chamoun will utilize the proceeds from sales of our common stock under this structured sale program to help satisfy his loan repayment obligations to us which become due in April 2006.

      Mr. Chamoun remains eligible to receive salary, bonus and stock option grants during the term of the special bonus program, and the Compensation Committee does not anticipate decreasing these forms of compensation as a result of any awards that the Compensation Committee may grant to Mr. Chamoun under the special bonus program.

Compensation Committee

Edwin M. Kania
Richard J. Meelia
Donald R. Stanski, M.D.

Compensation Committee Interlocks and Insider Participation

      The members of the Compensation Committee during the fiscal year ended December 31, 2003 were Messrs. Coit, Kania and Meelia and Dr. Stanski. Mr. Coit was replaced as a member of the Compensation Committee by Mr. Meelia when Mr. Coit resigned from the board of directors on April 11, 2003. No member of the Compensation Committee was at any time during the fiscal year ended December 31, 2003, or formerly, an officer or employee of Aspect or any subsidiary of Aspect. Other than with respect to the terms of a consulting agreement between Aspect and Mr. Coit, described below, no member of the Compensation Committee had any relationship with us during the fiscal year ended December 31, 2003 requiring disclosure under Item 404 of Regulation S-K under the Securities Exchange Act of 1934.

      On January 23, 2002, we entered into a consulting agreement with Mr. Coit, one of our former directors. In consideration for Mr. Coit providing consulting, advisory and neurodiagnostics business planning services under the consulting agreement, we agreed to pay Mr. Coit $3,000 per day for services performed as well as reimbursement of reasonable and necessary expenses incurred by Mr. Coit in connection with the consulting agreement. During the fiscal year ended December 31, 2003, we paid Mr. Coit $12,000 under the terms of the consulting agreement.

      None of our executive officers has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of or member of the Compensation Committee.

Comparative Stock Performance Graph

      The comparative stock performance graph below compares the cumulative total stockholder return (assuming reinvestment of dividends, if any) from investing $100 on January 28, 2000, the date on which our common stock was first publicly traded, and plotted at the end of the last trading day of the fiscal years ended December 31, 2000, 2001, 2002 and 2003, in each of (i) our common stock, (ii) the Nasdaq National Market Index of U.S. Companies and (iii) the Nasdaq Medical Devices, Instruments and Supplies, Manufacturers Index, which we refer to as the Nasdaq Medical Devices Index.

COMPARISON OF CUMULATIVE TOTAL RETURN

AMONG ASPECT MEDICAL SYSTEMS, INC.,
NASDAQ NATIONAL MARKET INDEX OF U.S. COMPANIES AND
NASDAQ MEDICAL DEVICES INDEX

		NASDAQ	NASDAQ
Measurement Period	Aspect Medical	National	Medical
(Fiscal Year Covered)	Systems, Inc.	Market Index	Devices Index

01/28/00	$100.00	$100.00	$100.00
12/29/00	$30.53	$63.42	$102.10
12/31/01	$35.40	$50.34	$112.16
12/31/02	$12.00	$34.80	$90.78
12/31/03	$40.47	$52.03	$134.26

PROPOSAL TWO — APPROVAL OF AMENDMENT TO THE 2001 STOCK INCENTIVE PLAN

Overview

      In the opinion of our board of directors, the future success of Aspect depends, in large part, on its ability to maintain a competitive position in attracting, retaining and motivating key employees with experience and ability. Under our 2001 Stock Incentive Plan, we are currently authorized to grant options to purchase up to an aggregate of 2,000,000 shares of our common stock to our officers, directors, employees and consultants. As of April 6, 2004, there were 411,073 shares available for future grant under our 2001 Stock Incentive Plan.

      On April 6, 2004, our board of directors adopted an amendment to the 2001 Stock Incentive Plan that increased from 2,000,000 to 4,000,000 the number of shares of common stock available for issuance upon exercise of options granted under the 2001 Stock Incentive Plan (subject to adjustment for certain changes in Aspect’s capitalization). The effectiveness of the amendment is subject to the approval of our stockholders. The amendment to the 2001 Stock Incentive Plan is attached to this proxy statement as Appendix B.

      We have not previously amended the 2001 Stock Incentive Plan. We use the 2001 Stock Incentive Plan to attract and retain talented employees in a highly competitive industry. We anticipate that the proposed increase would meet our needs through our fiscal year ending December 31, 2006.

Summary of the 2001 Plan

      The following is a brief summary of our 2001 Stock Incentive Plan. The following summary is qualified in its entirety by reference to our 2001 Stock Incentive Plan, a copy of which is attached to the electronic copy of our proxy statement filed with the SEC on April 18, 2001, and may be accessed from the SEC’s home page (www.sec.gov). In addition, a copy of our 2001 Stock Incentive Plan may be obtained upon written or oral request to Susan Callahan, Investor Relations Department, Aspect Medical Systems, Inc., 141 Needham Street, Newton, Massachusetts 02464, telephone: (617) 559-7135.

     Description of Awards

      Our 2001 Stock Incentive Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code, nonstatutory stock options and restricted stock awards, which are collectively referred to as “awards.”

      Incentive Stock Options and Nonstatutory Stock Options. Optionees receive the right to purchase a specified number of shares of our common stock at a specified option price and subject to the other terms and conditions that are specified in connection with the option grant. Options may be granted at an exercise price that may be less than, equal to or greater than the fair market value of our common stock on the date of grant. Under present law, however, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code may not be granted at an exercise price less than the fair market value of our common stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the total combined voting power of Aspect or any future parent or subsidiary corporations). The 2001 Stock Incentive Plan permits our board of directors to determine the manner of payment of the exercise price of options, including through payment by cash, check or in connection with a “cashless exercise” through a broker, by surrender to us of shares of our common stock, by delivery to us of a promissory note, or by any combination of these forms of payment.

      Restricted Stock Awards. Restricted stock awards entitle recipients to acquire shares of our common stock, subject to our right to repurchase all or part of those shares from the recipient in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for that award.

     Eligibility to Receive Awards

      Employees, officers, directors, consultants and advisors of Aspect and our subsidiaries (and any individuals who have accepted an offer of employment with us), including any business ventures in which we have a significant interest, as determined by our board of directors, are eligible to be granted awards under the 2001 Stock Incentive Plan. Under present law, however, incentive stock options may only be granted to employees of Aspect or our parent or subsidiary corporations. The maximum number of shares with respect to which an award may be granted to any participant under the plan may not exceed 250,000 shares per calendar year.

     Plan Benefits

      As of April 1, 2004, approximately 203 persons were eligible to receive awards under the 2001 Stock Incentive Plan, including our twelve executive officers and four non-employee directors. The granting of awards under the 2001 Stock Incentive Plan is discretionary and we cannot now determine the number or type of awards to be granted in the future to any particular person or group. During the fiscal year ended December 31, 2003, we granted stock options to our executive officers as follows: Mr. Armstrong: 22,500; Mr. Barrett: 18,750; Mr. Bollen: 42,500; Mr. Chamoun: 56,250; Mr. Coolidge: 12,500; Mr. Daley: 33,750; Mr. Davidson: 12,500; Mr. Devlin: 18,750; Mr. Eagle: 22,500 Mr. Floyd: 38,750; Dr. Kelley: 33,750 and Dr. Manberg: 48,750. The grants to Mr. Coolidge and Mr. Davidson were made under our 2001 Stock Incentive Plan. The other grants to executive officers were made under our 1998 Stock Option Plan. The exercise prices for all of these option grants were based on the fair market value of our common stock on the respective grant dates.

      On April 19, 2004, the closing price of our common stock on the Nasdaq National Market was $16.21.

     Administration

      The 2001 Stock Incentive Plan is administered by our board of directors. Our board of directors has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2001 Stock Incentive Plan and to interpret the provisions of the 2001 Stock Incentive Plan. Pursuant to the terms of the 2001 Stock Incentive Plan, our board of directors may delegate authority under the plan to one or more committees of our board of directors. Our board of directors has authorized our Compensation Committee to administer certain aspects of the 2001 Stock Incentive Plan, including the granting of options to executive officers. Subject to any applicable limitations contained in the 2001 Stock Incentive Plan, our board of directors, the Compensation Committee or any other committee or executive officer to whom the board of directors delegates authority, as the case may be, selects the recipients of awards and determines:

•	the number of shares of our common stock covered by options and the dates upon which these options become exercisable,

•	the exercise price of options,

•	the duration of options, and

•	the number of shares of our common stock subject to any option or restricted stock award and the terms and conditions of those awards, including conditions for repurchase, issue price and repurchase price.

      Our board of directors is required to make appropriate adjustments in connection with the 2001 Stock Incentive Plan and any outstanding awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. The 2001 Stock Incentive Plan also contains provisions addressing the consequences of a reorganization event, which is defined as:

•	any merger or consolidation of Aspect with or into another entity as a result of which all of our common stock is converted into or exchanged for the right to receive cash, securities or other property, or

•	any exchange of all of our common stock for cash, securities or other property pursuant to a share exchange transaction.

      Upon the occurrence of a reorganization event, our board of directors must provide that all outstanding options will be assumed, or substituted for, by the acquiring or succeeding corporation. However, if the acquiring or succeeding corporation does not agree to assume, or substitute for, outstanding options, then our board of directors must either accelerate the options to make them fully exercisable prior to consummation of the reorganization event or provide for a cash out of the value of any outstanding options. Upon the occurrence of a reorganization event, our repurchase and other rights under each outstanding restricted stock award will inure to the benefit of the acquiring or succeeding corporation. Our board of directors will also specify the effect of a reorganization event on any other award at the time the award is granted.

      If any award expires or is terminated, surrendered, canceled or forfeited, the unused shares of common stock covered by that award will again be available for grant under the 2001 Stock Incentive Plan subject, however, in the case of incentive stock options, to any limitations under the Internal Revenue Code.

     Amendment or Termination

      No award may be made under the 2001 Stock Incentive Plan after March 18, 2011, but awards previously granted may extend beyond that date. Our board of directors may at any time amend, suspend or terminate the 2001 Stock Incentive Plan, except that no award designated as subject to Section 162(m) of the Internal Revenue Code by our board of directors after the date of that amendment will become exercisable, realizable or vested (to the extent that amendment was required to grant that award) unless and until that amendment is approved by our stockholders.

Federal Income Tax Consequences

      The following summarizes the United States federal income tax consequences that generally will arise with respect to awards granted under the 2001 Stock Incentive Plan. This summary is based on the tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below.

      Incentive Stock Options. A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by Aspect or its corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

      A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

      Nonstatutory Stock Options. A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

      Restricted Stock. A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Internal Revenue Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

      Tax Consequences to Us. There will be no tax consequences to us except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Internal Revenue Code.

Recommendation of the Board of Directors and Required Vote

The Board of Directors unanimously recommends that the stockholders vote “FOR” the approval of the amendment to the 2001 Stock Incentive Plan.

      The affirmative “FOR” vote of the holders of a majority of the outstanding shares of common stock present or represented at the Annual Meeting of Stockholders and entitled to vote thereat is required for approval of this proposal.

PROPOSAL THREE — APPROVAL OF THE ISSUANCE AND SALE OF SHARES OF OUR COMMON STOCK TO BOSTON SCIENTIFIC CORPORATION PURSUANT TO

THE MARKETPLACE RULES OF THE NASDAQ STOCK MARKET

Overview

      On April 7, 2004, in order to raise cash for working capital and other general corporate purposes, we entered into a stock purchase agreement with Boston Scientific Corporation pursuant to which we have agreed to issue and sell to Boston Scientific (and Boston Scientific has agreed to purchase from us) an aggregate of 500,000 shares of our common stock at a purchase price per share equal to the average of the last reported sales price of our common stock on the Nasdaq National Market over the 30 trading days ending on the third trading day prior to the date of the closing of the transaction. On April 19, 2004, the closing price of our common stock on the Nasdaq National Market was $16.21.

      As of April 1, 2004, Boston Scientific owned approximately 19.6% of our outstanding common stock. In the event that we issue and sell shares of our common stock to Boston Scientific as contemplated by the stock purchase agreement described above, Boston Scientific would own approximately 21.6% of our outstanding common stock.

Stockholder Approval Requirement

      We are seeking stockholder approval of the issuance and sale of the shares of common stock to Boston Scientific in accordance with the Marketplace Rules of the Nasdaq Stock Market. These rules are applicable to Aspect because our common stock is listed on the Nasdaq National Market. Rule 4350(i)(1)(B) of the Marketplace Rules of the Nasdaq Stock Market requires stockholder approval of the issuance of securities that would result in a “change in control” of Aspect. The Nasdaq Stock Market generally deems a change of control to have occurred if an investor or group of investors acquires, or obtains the right to acquire, 20% or more of the common stock (or securities convertible into or exercisable for common stock) or the voting power of an issuer on a post-transaction basis. Because Boston Scientific would own in excess of 20% of our outstanding common stock if we issued and sold to Boston Scientific the number of shares of our common stock contemplated by the stock purchase agreement described above, the issuance and sale of common stock to Boston Scientific would likely result in a “change in control” under the Marketplace Rules of the Nasdaq Stock Market.

Effect on Outstanding Common Stock

      The value of our outstanding common stock may be reduced as a result of the issuance and sale of additional shares of our common stock at a price less than the market or book value of the outstanding shares of our common stock. The issuance and sale of additional shares of common stock could also have a dilutive effect on Aspect’s earnings per share and on a stockholder’s percentage voting power in Aspect. In addition, the issuances and sales of additional shares of common stock could render more difficult or discourage an attempt to obtain a controlling interest in Aspect or the removal of the incumbent board of directors and may discourage unsolicited takeover attempts which might be desirable to stockholders.

      As discussed above, Boston Scientific owned approximately 19.6% of our outstanding common stock as of April 1, 2004. We have an existing agreement with Boston Scientific, pursuant to which Boston Scientific has agreed not to acquire any shares of our common stock in excess of 25% of the outstanding shares of our common stock prior to December 31, 2004 without our prior approval. If Boston Scientific increases its ownership of our outstanding common stock (as it would do if we issue and sell the shares of our common stock as contemplated by the stock purchase agreement described above), Boston Scientific may be able to impact corporate actions requiring stockholder approval.

Consequences if Stockholder Approval is Not Obtained

      If we do not obtain stockholder approval as described in this proxy statement, we will not issue and sell the shares of our common stock to Boston Scientific as contemplated by the stock purchase agreement because we would not be in compliance with the Marketplace Rules of the Nasdaq Stock Market, and such non-compliance could result in the delisting of our common stock from the Nasdaq National Market. In addition, obtaining stockholder approval is one of the conditions to Boston Scientific’s obligation to close the transaction contemplated by the stock purchase agreement. Accordingly, if we do not obtain stockholder approval of this transaction, we will not be able to raise the funds from Boston Scientific contemplated by the stock purchase agreement.

      Even if our stockholders approve the issuance and sale of shares of our common stock to Boston Scientific, we can provide no assurance that the issuance and sale will actually take place. The stock purchase agreement contains a number of closing conditions which Aspect and Boston Scientific must meet before the parties are obligated to close the transaction. There can be no assurance that the parties will meet all of these closing conditions or that the parties will otherwise be able to consummate the transaction contemplated by the stock purchase agreement.

Recommendation of the Board of Directors and Required Vote

      The Board of Directors unanimously recommends that the stockholders vote “FOR” the approval of the issuance and sale of shares of common stock to Boston Scientific Corporation.

      The affirmative “FOR” vote of the holders of a majority of the outstanding shares of common stock present or represented at the Annual Meeting of Stockholders and entitled to vote thereat is required for approval of this proposal.

PROPOSAL FOUR — RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

      The Audit Committee of our board of directors has selected the firm of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 2004. Although stockholder approval of the Audit Committees’ selection of Ernst & Young LLP is not required by law, our board of directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the annual meeting, our Audit Committee will reconsider its selection of Ernst & Young LLP. Representatives of Ernst & Young LLP are expected to be present at the annual meeting and will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions from our stockholders.

      As recommended by the Audit Committee of our board of directors, the board of directors, on June 13, 2002, dismissed our independent accountants, Arthur Andersen LLP, and on June 19, 2002, engaged Ernst & Young LLP to serve as our independent auditors and to audit our consolidated financial statements for the fiscal year ended December 31, 2002. A representative from Arthur Andersen is not expected to be present at the annual meeting.

      Arthur Andersen LLP’s reports on our consolidated financial statements for the fiscal years ended December 31, 2001 and December 31, 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

      During the fiscal years ended December 31, 2001 and December 31, 2000, and the subsequent interim period through the date of Arthur Andersen LLP’s dismissal, there were (i) no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen LLP’s satisfaction, would have caused Arthur Andersen LLP to make reference to the subject matter of such disagreement in connection with its report on our consolidated financial statements for such years, and (ii) no reportable events, as listed in Item 304(a)(1)(v) of Regulation S-K.

      During the fiscal years ended December 31, 2001 and December 31, 2000, and the subsequent interim period through the date of Ernst & Young LLP’s engagement, we had not consulted Ernst & Young LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, and neither a written report nor oral advice was provided to us that Ernst & Young LLP concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K), or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Board Recommendation

      The board of directors recommends a vote “FOR” the ratification of the selection of Ernst & Young LLP as Aspect’s independent auditors for the fiscal year ending December 31, 2004.

OTHER MATTERS

      Our board of directors does not know of any other matters which may come before the annual meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy card to vote, or otherwise act, in accordance with their judgment on those matters.

SOLICITATION OF PROXIES

      The cost of solicitation of proxies will be borne by Aspect. In addition to the solicitation of proxies by mail, officers and employees of Aspect may solicit proxies in person or by telephone. We may reimburse brokers or persons holding stock in their names, or in the names of their nominees, for their expenses in sending proxies and proxy material to beneficial owners.

REVOCATION OF PROXY

      Subject to the terms and conditions set forth in this proxy statement, all proxies received by us will be effective, notwithstanding any transfer of the shares to which those proxies relate, unless prior to the closing of the polls at the annual meeting, we receive a written notice of revocation signed by the person who, as of the record date, was the registered holder of those shares. The notice of revocation must indicate the certificate number and numbers of shares to which the revocation relates and the aggregate number of shares represented by the certificate(s).

STOCKHOLDER PROPOSALS

      In order to be included in the proxy materials for our 2005 Annual Meeting of Stockholders, stockholders’ proposed resolutions must be received by us at our principal executive offices, 141 Needham Street, Newton, Massachusetts 02464 no later than December 23, 2004. We suggest that proponents submit their proposals by certified mail, return receipt requested, addressed to our Secretary.

      If a stockholder wishes to present a proposal at our 2005 Annual Meeting of Stockholders, but does not wish to have the proposal considered for inclusion in the proxy statement and proxy card, the stockholder must also give written notice to our Secretary at the address noted above. The required notice must be given within a prescribed time frame, which is generally calculated by reference to the date of our most recent annual meeting. Assuming that our 2005 Annual Meeting of Stockholders is held on or after May 5, 2005 and on or before August 3, 2005 (as we currently anticipate), our By-laws would require notice to be provided to our Secretary at our principal executive offices no earlier than February 24, 2005 and no later than March 16, 2005. If a stockholder fails to provide timely notice of a proposal to be presented at the 2005 Annual Meeting of Stockholders, the proxies designated by our board of directors will have discretionary authority to vote on that proposal.

By Order of the Board of Directors,

J. NEAL ARMSTRONG
Secretary

Newton, Massachusetts

April 22, 2004

      OUR BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXY CARDS.

APPENDIX A

ASPECT MEDICAL SYSTEMS, INC.

AMENDED AND RESTATED AUDIT COMMITTEE CHARTER

B.     Purpose

      The purpose of the Audit Committee is to assist the Board of Directors’ oversight of the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements, including the oversight of:

•	the integrity of the Company’s financial statements;

•	the Company’s compliance with legal and regulatory requirements;

•	the independent auditor’s qualifications and independence; and

•	the performance of the Company’s internal audit function and independent auditor.

C.     Structure and Membership

      1.     Number. Except as otherwise permitted by the applicable NASDAQ rules, the Audit Committee shall consist of at least three members of the Board of Directors.

      2.     Independence. Except as otherwise permitted by the applicable NASDAQ rules, each member of the Audit Committee shall be independent as defined by NASDAQ rules, meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934 (subject to the exemptions provided in Rule 10A-3(c)), and not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years.

      3.     Financial Literacy. Each member of the Audit Committee must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement, at the time of his or her appointment to the Audit Committee. In addition, at least one member must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Unless otherwise determined by the Board of Directors (in which case disclosure of such determination shall be made in the Company’s annual report filed with the SEC), at least one member of the Audit Committee shall be an “audit committee financial expert” (as defined by applicable SEC rules).

      4.     Chair. Unless the Board of Directors elects a Chair of the Audit Committee, the Audit Committee shall elect a Chair by majority vote.

      5.     Compensation. The compensation of Audit Committee members shall be as determined by the Board of Directors. No member of the Audit Committee may receive, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries, other than fees paid in his or her capacity as a member of the Board of Directors or a committee of the Board.

      6.     Selection and Removal. Members of the Audit Committee shall be appointed by the Board of Directors, upon the recommendation of the Corporate Governance and Nominating Committee. Unless otherwise determined by the Board of Directors (in which case disclosure of such determination shall be made in the Company’s annual proxy statement), no member of the Audit Committee shall serve on the audit committee of more than two other public companies. The Board of Directors may remove members of the Audit Committee from such committee, with or without cause.

D.     Authority and Responsibilities

 General

      The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company’s management and the independent auditor, in accordance with its business judgment. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditor is responsible for auditing the Company’s financial statements, reviewing the Company’s unaudited interim financial statements and attesting to, and reporting on, the assessment made by management of the effectiveness of the internal control structure and procedures of the Company for financial reporting. The authority and responsibilities set forth in this Charter do not reflect or create any duty or obligation of the Audit Committee to plan or conduct any audit, to determine or certify that the Company’s financial statements are complete, accurate, fairly presented, or in accordance with generally accepted accounting principles or applicable law, or to guarantee the independent auditor’s report.

Oversight of Independent Auditor

      1.     Selection. The Audit Committee shall be solely and directly responsible for appointing, evaluating, retaining and, when necessary, terminating the engagement of the independent auditor. The Audit Committee shall also:

•	present the Audit Committee’s conclusions with respect to the independent auditor to the full Board of Directors;

•	review and evaluate the lead partner and other senior members of the independent auditor; and

•	take into account the opinions of Company management and the Company’s internal auditors.

The Audit Committee may, in its discretion, seek stockholder ratification of the independent auditor it appoints.

      2.     Independence. The Audit Committee shall take, or recommend that the full Board of Directors take, appropriate action to oversee the independence of the independent auditor. In connection with this responsibility, the Audit Committee shall obtain and review a formal written statement from the independent auditor describing all relationships between the auditor and the Company, including the disclosures required by Independence Standards Board Standard No. 1. The Audit Committee shall actively engage in dialogue with the auditor concerning any disclosed relationships or services that might impact the objectivity and independence of the auditor.

      3.     Additional Independence Procedures. The Audit Committee shall also:

•	confirm the regular rotation of the lead audit partner and reviewing partner as required by Section 203 of the Sarbanes-Oxley Act.

•	confirm that the Chief Executive Officer, Controller and Chief Financial Officer (or other persons serving in similar capacities) were not employed by the independent auditor, or if employed, did not participate in any capacity in the audit of the Company, in each case, during the one-year period preceding the date of initiation of the audit, as required by Section 206 of the Sarbanes-Oxley Act.

      4.     Compensation. The Audit Committee shall have sole and direct responsibility for setting the compensation of the independent auditor. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of the independent auditor established by the Audit Committee.

      5.     Preapproval of Services. The Audit Committee shall preapprove all audit services to be provided to the Company, whether provided by the principal auditor or other firms, and all other services (review, attest, tax and non-audit) to be provided to the Company by the independent auditor; provided, however, that de minimis non-audit services may instead be approved in accordance with applicable SEC rules.

      6.     Oversight. The independent auditor shall report directly to the Audit Committee, and the Audit Committee shall have sole and direct responsibility for overseeing the work of the independent auditor, including resolution of disagreements between Company management and the independent auditor regarding financial reporting. In connection with its oversight role, the Audit Committee shall, from time to time as appropriate, receive and consider the reports required to be made by the independent auditor regarding:

•	critical accounting policies and practices;

•	alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with Company management, including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

•	other material written communications between the independent auditor and Company management.

 Audited Financial Statements

      7.     Review and Discussion. The Audit Committee shall review and discuss with the Company’s management and independent auditor the Company’s audited financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the matters about which Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU §380) requires discussion.

      8.     Recommendation to Board Regarding Financial Statements. The Audit Committee shall consider whether it will recommend to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K.

      9.     Audit Committee Report. The Audit Committee shall prepare an annual committee report for inclusion where necessary in the proxy statement of the Company relating to its annual meeting of security holders.

Review of Other Financial Disclosures

      10.     Independent Auditor Review of Interim Financial Statements. The Audit Committee shall direct the independent auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information and to discuss promptly with the Audit Committee and the Chief Financial Officer any matters identified in connection with the auditor’s review of interim financial information which are required to be discussed by applicable auditing standards. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose interim financial information prior to completion of the independent auditor’s review of interim financial information.

      11.     Quarterly Financial Statements. The Audit Committee shall discuss with the Company’s management and independent auditor the Company’s quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

      12.     Earnings Release and Other Financial Information. The Audit Committee shall discuss generally the types of information to be disclosed in the Company’s earnings releases, as well as in financial information and earnings guidance provided to analysts, rating agencies and others.

 Controls and Procedures

      13.     Oversight. The Audit Committee shall coordinate the Board of Directors’ oversight of the Company’s internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics. The Audit Committee shall receive and review the reports of the CEO and CFO required by Rule 13a-14 of the Securities Exchange Act of 1934.

      14.     Procedures for Complaints. The Audit Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal control over financial reporting or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

      15.     Related-Party Transactions. The Audit Committee shall review all “related party transactions” (defined as transactions required to be disclosed pursuant to Item 404 of Regulation S-K) on an ongoing basis, and all such transactions must be approved by the Audit Committee.

      16.     Additional Powers. The Audit Committee shall have such other duties as may be delegated from time to time by the Board of Directors.

E.     Procedures and Administration

      1.     Meetings. The Audit Committee shall meet as often as it deems necessary in order to perform its responsibilities. The Audit Committee may also act by unanimous written consent in lieu of a meeting. The Audit Committee may also periodically meet separately with: (i) the independent auditor, (ii) Company management and (iii) the Company’s internal auditors. The Audit Committee shall keep such records of its meetings as it shall deem appropriate.

      2.     Subcommittees. The Audit Committee may form and delegate authority to one or more subcommittees (including a subcommittee consisting of a single member), as it deems appropriate from time to time under the circumstances. Any decision of a subcommittee to preapprove audit, review, attest or non-audit services shall be presented to the full Audit Committee at its next scheduled meeting.

      3.     Reports to Board. The Audit Committee shall report regularly to the Board of Directors.

      4.     Charter. At least annually, the Audit Committee shall review and reassess the adequacy of this Charter and recommend any proposed changes to the Board of Directors for approval.

      5.     Independent Advisors. The Audit Committee is authorized, without further action by the Board of Directors, to engage such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of such advisors as established by the Audit Committee.

      6.     Investigations. The Audit Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Audit Committee or any advisors engaged by the Audit Committee.

      7.     Funding. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

      8.     Annual Self-Evaluation. At least annually, the Audit Committee shall evaluate its own performance.

APPENDIX B

AMENDMENT TO 2001 STOCK INCENTIVE PLAN

      The 2001 Stock Incentive Plan of Aspect Medical Systems, Inc. be and hereby is amended, subject to stockholder approval, as follows:

1. Section 4(a) of the 2001 Stock Incentive Plan shall be deleted in its entirety and replaced with the following:

“(a)	Number of Shares. Subject to adjustment under Section 7, Awards may be made under the Plan for up to 4,000,000 shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”). If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitations under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.”

2. Except as aforesaid, the 2001 Stock Incentive Plan shall remain in full force and effect.

B-1

DETACH HERE

PROXY

ASPECT MEDICAL SYSTEMS, INC.

141 Needham Street
Newton, Massachusetts 02464

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 25, 2004

          The undersigned, revoking all prior proxies, hereby appoints Nassib G. Chamoun and J. Neal Armstrong, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated on the reverse side, all shares of Common Stock of Aspect Medical Systems, Inc. (the “Company”) held of record by the undersigned on April 12, 2004 at the Annual Meeting of Stockholders to be held on Tuesday, May 25, 2004 at 9:00 a.m. and any adjournments thereof. The undersigned hereby directs Nassib G. Chamoun and J. Neal Armstrong to vote in accordance with their best judgment on any matters which may properly come before the Annual Meeting, all as indicated in the Notice of Annual Meeting, receipt of which is hereby acknowledged, and to act on the matters set forth in such Notice as specified by the undersigned.

          THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL. ATTENDANCE OF THE UNDERSIGNED AT THE ANNUAL MEETING OR AT ANY ADJOURNMENT THEREOF WILL NOT BE DEEMED TO REVOKE THE PROXY UNLESS THE UNDERSIGNED REVOKES THIS PROXY IN WRITING.

PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

ASPECT MEDICAL SYSTEMS, INC.

C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

Dear Stockholder:

Please take note of the important information enclosed with this proxy card. There are matters related to the operation of the Company that require your prompt attention.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign and date the card, detach it and return your proxy in the enclosed postage paid envelope.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Aspect Medical Systems, Inc.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL	ZAMD51

☒	Please mark votes as in this example.	#AMD

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3 AND 4.

1.	To elect the following two (2) nominees as Class I Directors of the Company	2.	To approve an amendment to increase the number of shares of the Company’s Common Stock authorized for issuance under the Company’s 2001 Stock Incentive Plan from 2,000,000 shares to 4,000,000 shares.

Nominees:	(01) Richard J. Meelia
(02) Donald R. Stanski

FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES	FOR	☐	AGAINST	☐	ABSTAIN	☐

☐	3.	To approve the issuance and sale of shares of the Company’s Common Stock to Boston Scientific Corporation pursuant to the Marketplace Rules of the Nasdaq Stock Market.
(INSTRUCTION: To withhold authority to vote for one or more individual nominee(s), write that nominee’s name in the space provided above.)

FOR	☐	AGAINST	☐	ABSTAIN	☐

4.	To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2004.

FOR	☐	AGAINST	☐	ABSTAIN	☐

5.	To transact such other business as may properly come before the meeting or any adjournment thereof.

FOR	☐	AGAINST	☐	ABSTAIN	☐

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	☐

Please sign exactly as name appears hereon. Joint tenants should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If the person named on the stock certificate has died, please submit evidence of your authority. If signing for a corporation, please sign in full corporate name by a duly authorized officer. If a partnership, please sign in partnership name by authorized person, giving full title.

Signature:	Date:	Signature:	Date: